	Fund Name	MassMutual Select Global Allocation Fund
	Series Number	(Series 42)
	Name of Affiliate member of underwriting or selling syndicate	PNC Capital Markets LLC

	(A) if part of an issue registered under the Securities Act of 1933 that is being offered to the public,	Yes
	(B) part of an issue of governmental securities, as defined in section 2(a)(16) of the Investment Company Act of 1940,
	(C) if Eligible Municipal Securities,
	(D) if Securities sold in an Eligible Foreign Offering,
	(E) if Securities sold in an Eligible Rule 144A Offering

	Issuer/Name of Security	Metlife Inc.
	Description of Security	Common Stock

	Date Purchased	8/3/2010

	Underwriter(s) from whom purchased	Deutsche Bank Securities Inc.

	Syndicate Member(s)	Merrill Lynch, Pierce, Fenner & Smith Incorporated	1
		Credit Suisse Securities (USA) LLC	2
		Deutsche Bank Securities Inc.	3
		HSBC Securities (USA) LLC	4
		UBS Securities LLC	5
		Wells Fargo Securities, LLC	6
		Sanford C. Bernstein & Co., LLC	7
		Macquarie Capital (USA) Inc.	8
		Sterne, Agee & Leach, Inc	9
		BNP Paribas Securities Corp	10
		RBS Securities Inc.	11
		SG Americas Securities, LLC	12
		Cowen and Company, LLC	13
		Daiwa Capital Markets America Inc.	14
		Dowling & Partners Securities, LLC	15
		PNC Capital Markets LLC	16
		Scotia Capital (USA) Inc.	17
		UniCredit Capital Markets, Inc.	18
		The Williams Capital Group, L.P.	19
		BNY Mellon Capital Markets, LLC	20
		Commerzbank Capital Markets Corp.	21
		Mitsubishi UFJ Securities (USA), Inc.	22
		Raymond James & Associates, Inc.	23
		Santander Investment Securities Inc.	24
		Loop Capital Markets LLC	25
		Blaylock Robert Van, LLC	26
		Cabrera Capital Markets, LLC	27
		Guzman & Company	28
		Muriel Siebert & Co., Inc.	29
		Samuel A. Ramirez & Co., Inc.	30
		CastleOak Securities, LP	31
		MFR Securities, Inc	32
		Toussaint Capital Partners, LLC	33

(X)	Aggregate Principal amount or Number of Shares	7,100 Shares
	Aggregate Purchase Price	$298,200.00
(Y)	Aggregate principal amount of such class of securities being offered	$3,150,000,000

	Purchase Price per Unit	$42.00

	Date First Offered:	8/3/2010
	Price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.	$42.00
	Commission, spread or profit	1.08 per share

	The advisor/sub advisor certifies that the following information contained herein is complete and accurate and the following conditions have been satisfied:
	The purchase price did not exceed the price paid by each other purchaser in the offering or in any concurrent offering prior to close of first full business day on which sales are made.
	The underwriting was a Firm Commitment Underwriting:
	The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period
	For securities that are not municipal securities - The issuer has been in continuous operation for not less than three years, including the operations of any predecessors.

For municipal securities only - The issue of securities has received an investment grade rating from a NRSRO  or, if the issuer or entity supplying the revenues from which the issue is to be paid has been in operation less than three years (including the operation of any predecessors)., it has received one of the three highest ratings from at least one such rating service.

The amount of such securities purchased by all of the investment companies advised by the advisor and the relevant sub-advisor(s) to the Fund purchasing such securities did not exceed 25% of  (X) or (Y).

	No Affiliated Underwriter was a direct or indirect participant in the sale.
	Each transaction specified in this report has been effected in compliance with SEC Rule 10f-3.